UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2007

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e) Adoption of Material Compensatory Plan, Contract or Arrangement

As of July 2, 2007, Mr. J. Daniel McCranie, President and CEO of Virage Logic Corporation (the “Company”), proposed to the Company’s board of directors that he forego a cash base salary through the end of the Company’s fiscal year 2008. The proposal was made by Mr. McCranie as a contribution to the Company’s overall effort during fiscal 2007 to reduce expenses. In lieu of cash base salary for the fifteen months starting July 1, 2007 and ending September 30, 2008, the Company’s Board of Directors approved, upon recommendation of the compensation committee of the board of directors, the grant to Mr. McCranie of 137,000 stock-settled appreciation rights (SSARs). In addition, as an equity incentive, the Board approved an additional grant of 160,000 SSARs for Mr. McCranie. Each SSARs grants has a grant date of July 2, 2007, will vest over a fifteen month period on a pro rata basis, a grant price equal to the closing sales price of the Company’s common stock as of the date of grant and shall be exercisable upon vesting for a term of five years from the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date: July 3, 2007	By:	/s/ Christine Russell
Christine Russell
Vice President of Finance and Chief Financial Officer